EXHIBIT 23(a)




                  CONSENT OF INDEPENDENT ACCOUNTANTS



          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 4, 1996 appearing on page 33 of FactSet Research System Inc.'s Annual Report on Form 10-K for the year ended August 31, 1996.




/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

New York, New York
February 19, 1997